UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report November 30, 2006

Date of earliest event reported November 29, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street, Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2006, Robert W. Manly, Executive Vice President of the Company, was appointed interim Chief Financial Officer of the Company, effective January 1, 2007. Mr. Manly succeeds the Company’s current Chief Financial Officer, Daniel G. Stevens, who will become Senior Financial Advisor of Groupe Smithfield, a 50/50 joint venture between the Company and Oaktree Capital Management, LLC, effective January 1, 2007. Groupe Smithfield acquired the European meats business of Sara Lee Corporation in August of this year and, at the same time, the Company contributed its French business, Jean Caby, to Groupe Smithfield.

Mr. Manly, 53, joined the Company in August 2006 and was elected Executive Vice President on August 30, 2006. Prior to joining the Company, Mr. Manly was President since October 1996 and Chief Operating Officer since June 2005 of Premium Standard Farms, Inc. (“PSF”), a pork producer and processor, until July 2006. On September 17, 2006, the Company, PSF and KC2 Merger Sub, a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger providing for the acquisition of PSF by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.
(Registrant)

Date: November 30, 2006	By:	/s/ Michael H. Cole
Vice President, Chief Legal Officer and Secretary